EXHIBIT 99.1

Harsco Corporation Reports First Quarter 2014 Results

  Operating Income Above Guidance due to Market Demand, Internal Execution and Timing
  Metals & Minerals Improvement Plan ("Project Orion") Expected to Nearly Double Segment ROIC
  Company Raising 2014 Outlook to Reflect Business Confidence and Metals & Minerals Improvement Plan

CAMP HILL, Pa., May 8, 2014 (GLOBE NEWSWIRE) -- Harsco Corporation (NYSE:HSC) today reported first quarter 2014 results. Excluding special items, adjusted diluted earnings per share from continuing operations in the first quarter of 2014 were $0.16 compared with $0.09 in the first quarter of 2013, which included results from the Company's Infrastructure segment that was divested during the fourth quarter of 2013. Adjusted operating income excluding special items was $34 million, above the Company's guidance.

On a U.S. GAAP ("GAAP") basis, first quarter 2014 diluted earnings per share from continuing operations were $0.14, which includes additional fees and costs related to the Infrastructure transaction. This compares with GAAP diluted earnings per share of $0.09 in the first quarter of 2013.

"The Harsco strategy is beginning to produce positive results and 2014 is off to a solid start, as all three operating segments performed above expectations in the first quarter," said Interim CEO and board member David Everitt. "I thank the entire Harsco team for its dedicated efforts through our continued transformation of the Company and our commitment to strengthen profitability and increase returns for our shareholders. Further, I am pleased with the leadership development within Harsco and the appointment of Nick Grasberger as the next CEO of the Company. Nick has been instrumental in driving positive change within our organization and has the skills and vision to take Harsco to the next level.

"Looking forward, our priorities remain unchanged, and include improving returns in Metals & Minerals, achieving growth in Industrial, and adding to the major project pipeline in Rail," continued Mr. Everitt. "A key component of our agenda is executing on the Metals & Minerals Improvement Plan. We believe this program will deliver significant rewards through improved efficiencies, market penetration and capital discipline. A portion of the anticipated benefits or savings will materialize in the second half of this year and we have raised our 2014 Outlook as a result. Further in the future, the performance of our Metals & Minerals will be enhanced by the far-reaching changes we are making within this organization. We believe these changes will lead to a significant improvement in business-unit ROIC in the coming years."

Harsco Corporation—Selected First Quarter Results

($ in millions, except per share amounts)	Q1 2014	Q1 2013
		Including Infrastructure	Excluding Infrastructure
Revenues	$ 513	$ 715	$ 499
Operating income from continuing operations - GAAP	$ 32	$ 26	$ 33
Operating margin from continuing operations - GAAP	6.3%	3.6%	6.6%
Diluted EPS from continuing operations	$ 0.14	$ 0.09	$ 0.15
Special items per diluted share	$ 0.02	$ -	$ -
Adjusted operating income - excluding special items	$ 34	$ 26	$ 33
Adjusted operating margin - excluding special items	6.7%	3.6%	6.6%
Diluted EPS from continuing operations - excluding special items	$ 0.16	$ 0.09	$ 0.15
Return on invested capital (TTM) - excluding special items	6.4%	6.4%	6.4%
(1) Segment operating results for Infrastructure for Q1 2013 have been reclassified to conform to the current manner in which the Company now allocates corporate expenses.

Consolidated First Quarter Operating Results

Total revenues were $513 million and reflect the divestiture of the Infrastructure business into a joint venture with Clayton, Dubilier & Rice. Within the remaining business units, revenue increases in the Company's Metals & Minerals and Industrial segments more than offset the expected declines in Rail segment revenues compared with the prior-year quarter. Foreign currency translation negatively impacted revenues by approximately $4 million in this year's quarter.

GAAP operating income from continuing operations was $32 million, compared with operating income of $26 million in the prior-year quarter which included financial results from the Infrastructure business. Excluding special items, adjusted operating income from continuing operations increased 34 percent, or 5 percent when excluding the impact of the Infrastructure transaction. During the quarter, operating results improved in the Rail and Industrial units and Metals & Minerals earnings were stable compared with the prior-year quarter. Adjusted operating margin increased 310 basis points, or 10 basis points when excluding Infrastructure.

First Quarter Business Review

Metals & Minerals

($ in millions)
	Q1 14	Q1 13	% Change
Revenues	$ 353	$ 337	5%
Operating income	$ 23	$ 23	nmf
Operating margin	6.6%	6.9%
Customer liquid steel tons (millions)	42.5	40.4	5%
nmf -- not meaningful

Revenues increased five percent to $353 million, primarily as a result of volume-related increases from existing contracts and new contracts. These factors were partially offset by the non-renewal or exiting of certain contracts, and by foreign currency translation, which negatively impacted revenues by approximately $4 million in the quarter.

Operating income was consistent with the prior-year quarter as positive gains, primarily from volumes and contract movements, were offset by foreign exchange and by-product contributions. Operating margin decreased slightly to 6.6 percent from 6.9 percent in last year's first quarter.

Industrial

($ in millions)
	Q1 14	Q1 13	% Change
Revenues	$ 102	$ 90	13%
Operating income	$ 17	$ 16	6%
Operating margin	16.2%	17.3%

Revenues increased 13 percent to $102 million, primarily due to volume increases in the grating products business and the Hammco acquisition completed in the first quarter of 2014. These factors along with asset sales contributed to the increase in operating income compared with the prior-year quarter. Lastly, operating margins declined modestly during the quarter due to product sales mix.

Rail

($ in millions)
	Q1 14	Q1 13	% Change
Revenues	$ 58	$ 72	(20%)
Operating income	$ 5	$ 3	73%
Operating margin	9.6%	4.4%

Revenues declined 20 percent to $58 million, primarily due to the expected lower volume of equipment deliveries as compared with the prior-year period, which included the segment's large order from the China Railway Corporation. This lower volume was partially offset by increased contract services and parts sales, some of which was accelerated from future quarters. Operating income and operating margin increased as a result of the above-mentioned impact from parts sales and contract services.

Cash Flow

Free cash flow was $(8) million in the first quarter of 2014, compared with $(18) million in the prior-year period excluding the Infrastructure business. This cash flow performance reflects increased net cash provided by operating activities and lower capital expenditures, partially offset by lower non-core asset sales as compared with last year's quarter.

Metals & Minerals Improvement Plan ("Project Orion")

The Metals & Minerals segment is making fundamental changes to its business model in an effort to boost its return on capital and deliver a higher and more consistent level of service to its customers. The Company's  leadership team has conducted a thorough and thoughtful analysis of the business and identified opportunities to improve several core processes and simplify its organizational structure. The organization is now beginning the execution phase of the project. Phase one will begin this quarter and continue through the balance of 2014. A one-time charge of $7-10 million will be recorded with expected annual on-going benefits of $20-25 million. Phase two will begin in early 2015 and is expected to generate incremental annual benefits of $10-15 million. Based on these benefits and continued improvements in the mix of long-term contracts, the Company is targeting the following improvements in the financial performance of the Metals & Minerals division by the end of 2017:

	Actual	Target
	2013	2017
Revenues ($ in billions)	1.359	1.3 - 1.4
Operating Income margin	7%	10% - 11%
Free Cash Flow ($ in millions)	54	130 - 150
ROIC	5%	8% - 9%

2014 Outlook

The 2014 Outlook has been updated to reflect added confidence in the Company's businesses and the benefits expected to be realized later in the year from the Metals & Minerals Improvement Plan. Key highlights in the Outlook are included below. These details for 2014 exclude earnings per share, which is partially dependent on anticipated equity income from the Brand Energy joint venture. The Company continues to expect that the performance of the Brand Energy joint venture will be consistent with the prior cash operating model; however, various uncertainties such as restructuring, foreign exchange and book taxes limit the Company's ability to estimate its equity income from the joint venture company. As a result, the Company deems it prudent to not provide a full earnings per share outlook at this time until such uncertainties are resolved.

  Operating income for the full year is expected to range from $170 million to $185 million; previously was $160 million to $180 million.
  Operating income of $40 million to $45 million in Q2 2014; compared with $49 million in the prior-year quarter.
  Free cash flow is expected to range from ($15) million to $15 million; unchanged.
  Net interest expense is forecasted to range from $43 million to $47 million; unchanged.
  Tax rate is expected to range from 30% to 32%; unchanged.
  Return on invested capital is expected to range from 7.5% to 8.0%; unchanged.

Conference Call

As previously announced, the Company will hold a conference call today at 10:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company's website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 27087359. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website and also by telephone through May 22, 2014 by dialing toll-free to (855) 859-2056 or (404) 537-3406.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about the Company's outlook for 2014; management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, revenues, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (7) the seasonal nature of the Company's business; (8) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the timeframe contemplated, or at all; (9) the integration of the Company's strategic acquisitions; (10) the amount and timing of repurchases of the Company's common stock, if any; (11) the prolonged recovery in global financial and credit markets and economic conditions generally, which could result in the Company's customers curtailing development projects, construction, production and capital expenditures, which, in turn, could reduce the demand for the Company's products and services and, accordingly, the Company's revenues, margins and profitability; (12) the outcome of any disputes with customers; (13) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (14) the Company's ability to successfully implement and receive the expected benefits of cost-reduction and restructuring initiatives, including the Metals & Minerals Improvement Plan, and the achievement of expected cost savings in the expected time frame; (15) the ability to successfully implement the Company's strategic initiatives and portfolio optimization and the impact of such initiatives; (16) the ability of the strategic venture between the Company and Clayton, Dubilier & Rice to effectively integrate the Company's Infrastructure business and the Brand Energy & Infrastructure Services business and realize the synergies contemplated by the transaction; (17) the Company's ability to realize cost savings from the divestiture of the Infrastructure business, as well as the transaction being accretive to earnings and improving operating margins and return on capital; (18) risk and uncertainty associated with intangible assets; and (19) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2013. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation serves key industries that play a fundamental role in worldwide economic development, including steel and metals production, railways and energy. Harsco's common stock is a component of the S&P MidCap 400 Index and the Russell 1000 Index. Additional information can be found at www.harsco.com.

HARSCO CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended March 31
(In thousands, except per share amounts)	2014	2013
Revenues from continuing operations:
Service revenues	$ 351,010	$ 551,155
Product revenues	161,689	164,240
Total revenues	512,699	715,395

Costs and expenses from continuing operations:
Cost of services sold	293,999	443,396
Cost of products sold	115,466	120,862
Selling, general and administrative expenses	66,794	124,698
Research and development expenses	2,619	2,196
Loss on disposal of the Harsco Infrastructure Segment and transaction costs	2,138	-
Other income	(656)	(1,542)
Total costs and expenses	480,360	689,610
Operating income from continuing operations	32,339	25,785
Interest income	297	406
Interest expense	(11,421)	(11,743)
Change in fair value to unit adjustment liability	(2,546)	-
Income from continuing operations before income taxes and equity loss	18,669	14,448
Income tax expense	(4,495)	(4,965)
Equity in loss of unconsolidated entities, net	(1,230)	(14)
Income from continuing operations	12,944	9,469
Discontinued operations:
Loss on disposal of discontinued business	(640)	(642)
Income tax benefit related to discontinued business	237	245
Loss from discontinued operations	(403)	(397)
Net income	12,541	9,072
Less: Net income attributable to noncontrolling interests	(1,402)	(1,827)
Net income attributable to Harsco Corporation	$ 11,139	$ 7,245

Amounts attributable to Harsco Corporation common stockholders:
Income from continuing operations, net of tax	$ 11,542	$ 7,642
Loss from discontinued operations, net of tax	(403)	(397)
Net income attributable to Harsco Corporation common stockholders	$ 11,139	$ 7,245

Weighted-average shares of common stock outstanding	80,816	80,706
Basic earnings per share attributable to Harsco Corporation common stockholders:
Continuing operations	$ 0.14	$ 0.09
Discontinued operations	-	-
Basic earnings per share attributable to Harsco Corporation common stockholders	$ 0.14	$ 0.09

Diluted weighted-average shares of common stock outstanding	81,022	80,930
Diluted earnings per share attributable to Harsco Corporation common stockholders:
Continuing operations	$ 0.14	$ 0.09
Discontinued operations	-	-
Diluted earnings per share attributable to Harsco Corporation common stockholders	$ 0.14	$ 0.09

HARSCO CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	March 31 2014	December 31 2013
ASSETS
Current assets:
Cash and cash equivalents	$ 83,362	$ 93,605
Trade accounts receivable, net	399,701	353,181
Other receivables	52,078	46,470
Inventories	166,778	155,689
Assets held-for-sale	-	113,968
Other current assets	74,792	75,842
Total current assets	776,711	838,755
Investments	301,338	298,856
Property, plant and equipment, net	723,019	711,346
Goodwill	438,847	431,265
Intangible assets, net	67,839	53,261
Other assets	111,599	108,265
Total assets	$ 2,419,353	$ 2,441,748
LIABILITIES
Current liabilities:
Short-term borrowings	$ 6,230	$ 7,489
Current maturities of long-term debt	21,545	20,257
Accounts payable	192,383	181,410
Accrued compensation	49,313	53,113
Income taxes payable	5,316	7,199
Dividends payable	16,546	16,536
Insurance liabilities	11,510	10,523
Advances on contracts	66,350	24,053
Liabilities of assets held-for-sale	-	109,176
Due to unconsolidated affiliate	15,330	24,954
Unit adjustment liability	22,320	22,320
Other current liabilities	145,294	129,739
Total current liabilities	552,137	606,769
Long-term debt	834,345	783,158
Deferred income taxes	8,080	8,217
Insurance liabilities	42,667	41,879
Retirement plan liabilities	222,005	241,049
Due to unconsolidated affiliate	27,679	27,292
Unit adjustment liability	80,988	84,023
Other liabilities	48,174	42,526
Total liabilities	1,816,075	1,834,913
EQUITY
Harsco Corporation stockholders' equity:
Common stock	140,327	140,248
Additional paid-in capital	161,048	159,025
Accumulated other comprehensive loss	(371,872)	(370,615)
Retained earnings	1,375,888	1,381,321
Treasury stock	(746,830)	(746,237)
Total Harsco Corporation stockholders' equity	558,561	563,742
Noncontrolling interests	44,717	43,093
Total equity	603,278	606,835
Total liabilities and equity	$ 2,419,353	$ 2,441,748

HARSCO CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended March 31
(In thousands)	2014	2013

Cash flows from operating activities:
Net income	$ 12,541	$ 9,072
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	41,834	61,282
Amortization	3,001	4,444
Change in fair value to unit adjustment liability	2,546	-
Deferred income tax expense (benefit)	2,349	(1,407)
Equity in loss of unconsolidated entities, net	1,230	14
Loss on disposal of the Harsco Infrastructure Segment	699	-
Other, net	(750)	(180)
Changes in assets and liabilities:
Accounts receivable	(49,671)	(30,108)
Inventories	(4,454)	(10,757)
Accounts payable	(6,246)	13,252
Accrued interest payable	8,207	5,874
Accrued compensation	(3,586)	(17,725)
Advances on contracts	34,006	(10,311)
Harsco Infrastructure Segment 2010 Restructuring Program accrual	-	(84)
Harsco 2011/2012 Restructuring Program accrual	(528)	(8,054)
Other assets and liabilities	(13,650)	(11,897)

Net cash provided by operating activities	27,528	3,415

Cash flows from investing activities:
Purchases of property, plant and equipment	(39,883)	(53,733)
Proceeds from the Infrastructure transaction	3,296	-
Proceeds from sales of assets	3,806	10,595
Purchases of businesses; net of cash acquired	(26,046)	-
Payment of unit adjustment liability	(5,580)	-
Other investing activities, net	(1,178)	2,903

Net cash used by investing activities	(65,585)	(40,235)

Cash flows from financing activities:
Short-term borrowings, net	(1,721)	4,093
Current maturities and long-term debt:
Additions	65,000	63,719
Reductions	(18,424)	(15,064)
Cash dividends paid on common stock	(16,562)	(16,536)
Dividends paid to noncontrolling interests	-	(755)
Contributions from noncontrolling interests	-	857
Purchase of noncontrolling interest	-	(166)
Common stock issued - options	-	214

Net cash provided by financing activities	28,293	36,362

Effect of exchange rate changes on cash	(479)	(1,851)

Net decrease in cash and cash equivalents	(10,243)	(2,309)

Cash and cash equivalents at beginning of period	93,605	95,250

Cash and cash equivalents at end of period	$ 83,362	$ 92,941

HARSCO CORPORATION
REVIEW OF OPERATIONS BY SEGMENT (Unaudited)

	Three Months Ended March 31, 2014		Three Months Ended March 31, 2013
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)

Harsco Metals & Minerals	$ 353,038	$ 23,218	$ 337,324	$ 23,229

Harsco Infrastructure	-	-	216,059	(7,052)

Harsco Industrial	102,100	16,571	90,446	15,609

Harsco Rail	57,561	5,499	71,566	3,178

General Corporate	-	(12,949)	-	(9,179)

Consolidated Totals	$ 512,699	$ 32,339	$ 715,395	$ 25,785

The Company has reclassified segment operating results for the three months ended March 31, 2013 to conform to the revised manner in which the Company now allocates corporate expenses to operating segments as a result of changes in organizational structure resulting from the Infrastructure transaction, which was consummated in the fourth quarter of 2013. The changes do not impact the Company's previously reported consolidated revenues from continuing operations, operating income from continuing operations or income from continuing operations before income taxes and equity income.

HARSCO CORPORATION
RECONCILIATION OF DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING SPECIAL ITEMS AND HARSCO
INFRASTRUCTURE SEGMENT (Unaudited)

	Three Months Ended March 31
(In thousands)	2014	2013 (a)

Diluted earnings per share from continuing operations, as reported	$ 0.14	$ 0.09
- Harsco Infrastructure Segment loss on disposal (b)	0.01	-
- Harsco Infrastructure transaction costs (c)	0.01	-
Adjusted diluted earnings per share from continuing operations, excluding special items	0.16	0.09
Plus Harsco Infrastructure Segment operating loss (d)	-	0.06
Adjusted diluted earnings per share from continuing operations excluding special items and Harsco Infrastructure Segment	$ 0.16	$ 0.15

(a) No special items were excluded in the first quarter of 2013.
(b) Loss resulting from the Harsco Infrastructure transaction, which was consummated in the fourth quarter of 2013 (Q1 2014 $0.7 million pre-tax).
(c) Harsco Infrastructure transaction costs recorded as Corporate expenses (Q1 2014 $1.4 million pre-tax).
(d) The Company has reclassified segment operating results for the three months ended March 31, 2013 to conform to the revised manner in which the Company now allocates corporate expenses to operating segments as a result of changes in organizational structure resulting from the Infrastructure transaction, which was consummated in the fourth quarter of 2013. The changes do not impact the Company's previously reported consolidated revenues from continuing operations, operating income from continuing operations or income from continuing operations before income taxes and equity income.

The Company's management believes diluted earnings per share from continuing operations excluding special items and the Harsco Infrastructure Segment, which are non-U.S. GAAP financial measures, are useful to investors because they provide an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment from 2013 provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING HARSCO INFRASTRUCTURE
SEGMENT (Unaudited)

	Three Months Ended March 31
(In thousands)	2014	2013

Diluted earnings per share from continuing operations, as reported	$ 0.14	$ 0.09
- Harsco Infrastructure Segment loss from continuing operations (U.S. GAAP) (a)	-	0.06
Adjusted diluted earnings per share from continuing operations, excluding Harsco Infrastructure Segment	$ 0.14	$ 0.15

(a) The Company has reclassified segment operating results for the three months ended March 31, 2013 to conform to the revised manner in which the Company now allocates corporate expenses to operating segments as a result of changes in organizational structure resulting from the Infrastructure transaction which was consummated in the fourth quarter of 2013. The changes do not impact the Company's previously reported consolidated revenues from continuing operations, operating income from continuing operations or income from continuing operations before income taxes and equity income.

The Company's management believes diluted earnings per share from continuing operations excluding the Harsco Infrastructure Segment, a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company's historical and future prospects.  Exclusion of the Harsco Infrastructure Segment from 2013 provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
REVIEW OF OPERATIONS BY SEGMENT EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT (Unaudited)
(In thousands)

	Harsco Metals & Minerals	Harsco Infrastructure	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals	Less: Harsco Infrastructure	Consolidated Totals Excluding Harsco Infrastructure
Three Months Ended March 31, 2014
Operating income (loss), excluding special items	$ 23,218	$ -	$ 16,571	$ 5,499	$ (10,811)	$ 34,477	$ -	$ 34,477
Revenues, as reported	$ 353,038	$ -	$ 102,100	$ 57,561	$ -	$ 512,699	$ -	$ 512,699
Operating margin %, excluding special items	6.6%		16.2%	9.6%		6.7%		6.7%

Three Months Ended March 31, 2013
Operating income (loss), as reclassified (a) (b)	$ 23,229	$ (7,052)	$ 15,609	$ 3,178	$ (9,179)	$ 25,785	$ (7,052)	$ 32,837
Revenues, as reported	$ 337,324	$ 216,059	$ 90,446	$ 71,566	$ -	$ 715,395	$ 216,059	$ 499,336
Operating margin %, excluding special items	6.9%	(3.3)%	17.3%	4.4%		3.6%	3.3%	6.6%

(a) No special items were excluded in the first quarter of 2013.
(b) The Company has reclassified segment operating results for the three months ended March 31, 2013 to conform to the revised manner in which the Company now allocates corporate expenses to operating segments as a result of changes in organizational structure resulting from the Infrastructure transaction, which was consummated in the fourth quarter of 2013. The changes do not impact the Company's previously reported consolidated revenues from continuing operations, operating income from continuing operations or income from continuing operations before income taxes and equity income.

The Company's management believes operating margin excluding special items and the Harsco Infrastructure Segment, which are non-U.S. GAAP financial measures, are useful to investors because they provide an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment from 2013 provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF OPERATING INCOME (LOSS) BY SEGMENT EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT (Unaudited)
(In thousands)

	Harsco Metals & Minerals	Harsco Infrastructure	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals	Less: Harsco Infrastructure	Consolidated Totals Excluding Harsco Infrastructure
Three Months Ended March 31, 2014

Operating income (loss), as reported	$ 23,218	$ -	$ 16,571	$ 5,499	$ (12,949)	$ 32,339	$ -	$ 32,339
- Harsco Infrastructure Segment loss on disposal	-	-	-	-	699	699	-	699
- Harsco Infrastructure transaction costs	-	-	-	-	1,439	1,439	-	1,439
Operating income (loss), excluding special items	$ 23,218	$ -	$ 16,571	$ 5,499	$ (10,811)	$ 34,477	$ -	$ 34,477
Revenues, as reported	$ 353,038	$ -	$ 102,100	$ 57,561	$ -	$ 512,699	$ -	$ 512,699

Three Months Ended March 31, 2013

Operating income (loss), as reclassified (a) (b)	$ 23,229	$ (7,052)	$ 15,609	$ 3,178	$ (9,179)	$ 25,785	$ (7,052)	$ 32,837
Revenues, as reported	$ 337,324	$ 216,059	$ 90,446	$ 71,566	$ -	$ 715,395	$ 216,059	$ 499,336

(a) No special items were excluded in the first quarter of 2013.
(b) The Company has reclassified segment operating results for the three months ended March 31, 2013 to conform to the revised manner in which the Company now allocates corporate expenses to operating segments as a result of changes in organizational structure resulting from the Infrastructure transaction, which was consummated in the fourth quarter of 2013. The changes do not impact the Company's previously reported consolidated revenues from continuing operations, operating income from continuing operations or income from continuing operations before income taxes and equity income.

The Company's management believes operating income excluding special items and the Harsco Infrastructure Segment, which are non-U.S. GAAP financial measures, are useful to investors because they provide an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment from 2013 provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
2013 OPERATING INCOME (LOSS) RECLASSIFIED TO PRESENT CORPORATE EXPENSE REALLOCATION EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT
(In thousands)

The Company has reclassified segment operating results for 2013 to conform to the revised manner in which the Company now allocates corporate expenses to operating segments as a result of changes in organizational structure resulting from the Infrastructure transaction which was consummated in the fourth quarter of 2013. The changes do not impact the Company's previously reported revenues from continuing operations, operating income from continuing operations or income from continuing operations before income taxes and equity income.

	Harsco Metals & Minerals	Harsco Infrastructure	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals	Less: Harsco Infrastructure	Consolidated Totals Excluding Harsco Infrastructure
Three Months Ended March 31, 2013
Operating income (loss), as reported	$ 19,757	$ (12,016)	$ 16,136	$ 3,342	$ (1,434)	$ 25,785	$ (12,016)	$ 37,801

Operating income (loss), as reclassified	$ 23,229	$ (7,052)	$ 15,609	$ 3,178	$ (9,179)	$ 25,785	$ (7,052)	$ 32,837
No special items were excluded in the first quarter of 2013

Three Months Ended June 30, 2013
Operating income (loss), as reported	$ 24,064	$ (2,228)	$ 16,115	$ 16,149	$ (3,253)	$ 50,847	$ (2,228)	$ 53,075

Operating income (loss), as reclassified	$ 27,053	$ 2,288	$ 15,553	$ 15,932	$ (9,979)	$ 50,847	$ 2,288	$ 48,559
No special items were excluded in the second quarter of 2013.

Three Months Ended September 30, 2013
Operating income (loss), as reported	$ 23,036	$ (242,098)	$ 15,901	$ 8,063	$ (13,279)	$ (208,377)	$ (242,098)	$ 33,721

Operating income (loss), as reclassified	26,929	(236,742)	15,407	7,945	(21,916)	(208,377)	(236,742)	28,365
- Harsco Infrastructure Segment loss on disposal	-	241,323	-	-	-	241,323	241,323	-
- Harsco Infrastructure transaction costs	-	-	-	-	12,354	12,354	-	12,354
- Harsco Infrastructure Segment depreciation expense reduction on assets classified as held-for-sale	-	(3,381)	--	-	-	(3,381)	(3,381)	-
Operating income (loss), excluding special items	$ 26,929	$ 1,200	$ 15,407	$ 7,945	$ (9,562)	$ 41,919	$ 1,200	$ 40,719

Three Months Ended December 31, 2013
Operating income (loss), as reported	$ 13,944	$ (19,420)	$ 12,883	$ 745	$ (11,206)	$ (3,054)	$ (19,420)	$ 16,366

Operating income (loss), as reclassified	$ 18,099	$ (13,820)	$ 12,408	$ 655	$ (20,396)	$ (3,054)	$ (13,820)	$ 10,766
- Harsco Infrastructure Segment loss on disposal	-	29,973	-	-	-	29,973	29,973	-
- Harsco Infrastructure transaction costs	-	-	-	-	7,722	7,722	-	7,722
- Harsco Infrastructure Segment depreciation expense reduction on assets classified as held-for-sale	-	(13,900)	-	-	-	(13,900)	(13,900)	-
- Harsco Rail Segment grinder asset impairment charge	-	-	-	8,999	-	8,999	-	8,999
- Harsco Metals & Minerals Segment bad debt expense	2,592	-	-	-	-	2,592	-	2,592
Operating income (loss), excluding special items	$ 20,691	$ 2,253	$ 12,408	$ 9,654	$ (12,674)	$ 32,332	$ 2,253	$ 30,079

Year Ended December 31, 2013
Operating income (loss), as reported	$ 80,801	$ (275,762)	$ 61,035	$ 28,299	$ (29,172)	$ (134,799)	$ (275,762)	$ 140,963

Operating income (loss), as reclassified	$ 95,310	$ (255,326)	$ 58,977	$ 27,710	$ (61,470)	$ (134,799)	$ (255,326)	$ 120,527
- Harsco Infrastructure Segment loss on disposal	-	271,296	-	-	-	271,296	271,296	-
- Harsco Infrastructure transaction costs	-	-	-	-	20,076	20,076	-	20,076
- Harsco Infrastructure Segment depreciation expense reduction on assets classified as held-for-sale	--	(17,281)	-	-	-	(17,281)	(17,281)	-
- Harsco Rail Segment grinder asset impairment charge	-	-	-	8,999	-	8,999	-	8,999
- Harsco Metals & Minerals Segment bad debt expense	2,592	-	-	-	-	2,592	-	2,592
Operating income (loss), excluding special items	$ 97,902	$ (1,311)	$ 58,977	$ 36,709	$ (41,394)	$ 150,883	$ (1,311)	$ 152,194

HARSCO CORPORATION
FREE CASH FLOW (Unaudited)

	Three Months Ended March 31
(In thousands)	2014	2013
Net cash provided by operating activities	$ 27,528	$ 3,415
Less maintenance capital expenditures (a)	(26,004)	(27,259)
Less growth capital expenditures (b)	(13,879)	(26,474)
Plus capital expenditures for strategic ventures (c)	804	2,118
Plus total proceeds from sales of assets (d)	3,806	10,595
Free Cash Flow	$ (7,745)	$ (37,605)
Plus Harsco Infrastructure Segment negative Free Cash Flow	-	19,267
Free Cash Flow excluding Harsco Infrastructure Segment	$ (7,745)	$ (18,338)

(a) Maintenance capital expenditures are necessary to sustain the Company's current revenue streams and include contract renewal.
(b) Growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, expand the Company's revenue base and create additional future cash flow.
(c) Capital expenditures for strategic ventures represent the partner's share of capital expenditures in certain ventures consolidated in the Company's financial statements.
(d) Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment. This line item does not include any proceeds from the Harsco Infrastructure transaction.

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. Exclusion of the Harsco Infrastructure Segment from 2013 provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013.  This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
FREE CASH FLOW (Unaudited)

	Projected Twelve Months Ending December 31, 2014
(In thousands)	Low	High
Net cash provided by operating activities	$ 220,000	$ 255,000
Less capital expenditures (a)	(245,000)	(255,000)
Plus total proceeds from asset sales and capital expenditures for strategic ventures (b)	20,000	25,000
Free Cash Flow	$ (15,000)	$ 15,000

(a) Capital expenditures encompass two primary elements: maintenance capital expenditures, which are necessary to sustain the Company's current revenue streams and include contract renewal; and growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, and which expand the Company's revenue base and create additional future cash flow.
(b) Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment. Capital expenditures for strategic ventures represent the partner's share of capital expenditures in certain ventures consolidated in the Company's financial statements.

The Company's management believes that free cash flow, a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RETURN ON INVESTED CAPITAL EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT (a)

	Trailing Twelve Months for Period Ended March 31
(in thousands)	2014	2013
Net income (loss) from continuing operations, as reported	$ (213,221)	$ (214,547)
Special items:
- Harsco Infrastructure Segment loss on disposal	271,995	-
- Harsco Infrastructure transaction costs	21,515	-
- Harsco Infrastructure Segment depreciation expense reduction on assets classified as held-for-sale	(17,281)	-
- Harsco Rail Segment grinder asset impairment charge	8,999	-
- Harsco Metals & Minerals Segment bad debt expense	2,592	-
- Harsco 2011/2012 Restructuring Program charges	-	59,049
- Harsco Infrastructure Segment goodwill impairment charge	-	265,038
- Harsco Metals & Minerals Segment asset impairment charge	-	7,645
- Harsco Infrastructure Segment gains associated with exited countries	-	(10,906)
- Taxes on above special items	(24,411)	(5,731)
- Non-cash tax impact of Harsco Infrastructure transaction on undistributed earnings of subsidiaries and valuation allowance	30,790	-
Net income from continuing operations, as adjusted	80,978	100,548
After-tax interest expense (b)	31,079	29,169

Net operating profit after tax, as adjusted	$ 112,057	$ 129,717

Average equity	$ 709,151	$ 1,061,678
Plus average debt	964,941	982,094
Average capital	$ 1,674,092	$ 2,043,772

Return on invested capital excluding special items	6.69%	6.35%

Net operating profit after tax, as adjusted, from above	$ 112,057	$ 129,717
After-tax (income) loss from Harsco Infrastructure Segment excluding special items	(4,180)	1,764
Net operating profit after tax, as adjusted	$ 107,877	$ 131,481
Average capital, from above	$ 1,674,092	$ 2,043,772

Return on invested capital excluding special items and Harsco Infrastructure Segment	6.44%	6.43%

(a) Return on invested capital excluding special items and the Harsco Infrastructure Segment is after-tax net income from continuing operations excluding special items, after-tax Harsco Infrastructure Segment results, and interest expense, divided by average capital for the year. The Company uses a trailing five quarter-end average for computing average capital.
(b) On an adjusted basis for the three months ended March 31, 2014 and 2013, the Company's effective tax rate was 37% for both periods.

The Company's management believes return on invested capital excluding special items and the Harsco Infrastructure Segment, which is a non-U.S. GAAP financial measures, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company's business. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013.This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.

CONTACT: Investor Contact
         David Martin
         717.612.5628
         damartin@harsco.com

         Media Contact
         Kenneth Julian
         717.730.3683
         kjulian@harsco.com